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Exhibit 23.02

CONSENT

        We hereby consent to the use of our name in the Registration Statement, including the accompanying Prospectus, of OGE Energy Corp. to be filled with the Securities and Exchange Commission and to which this consent is filed as an Exhibit and to the use of our opinion filed as Exhibit 5.01 to the Registration Statement.

Rainey, Ross, Rice & Binns
By:	/s/ HUGH D. RICE Hugh D. Rice

September 7, 2004

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  Exhibit 23.02
CONSENT